Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Second Quarter 2023 Results

Princeton, NJ, July 27, 2023 / PRNewswire / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations at and for the quarter ended June 30, 2023. The Company reported net income of $6.8 million, or $1.07 per diluted common share, for the second quarter of 2023, compared to net income of $6.1 million, or $0.95 per diluted common share, for the first quarter of 2023, and net income of $6.3 million, or $0.98 per diluted common share, for the second quarter of 2022. The increase in net income for the second quarter of 2023 when compared to the first quarter of 2023 was primarily due to an increase of $10.2 million in non-interest income and a $1.7 million decrease in income tax expense, partially offset by an $8.0 million increase in non-interest expense, a $2.2 million increase in the provision for credit losses, and a $1.0 million decrease in net interest income. The increase in net income for the second quarter of 2023 compared to the same period in 2022 was primarily due to an increase of $10.5 million in non-interest income and a $1.5 million decrease in income tax expense, partially offset by an $8.4 million increase in non-interest expense and a $2.5 million increase in the provision for credit losses. For the six-month period ended June 30, 2023, the Company recorded net income of $12.9 million, or $2.02 per diluted common share, compared to $12.3 million, or $1.89 per diluted common share, for the same period in 2022. The increase was primarily due to an increase of $10.8 million in non-interest income and a $1.2 million decrease in income tax expense, partially offset by an $8.9 million increase in non-interest expense, and a $2.7 million increase in provision for credit losses.

“As I look forward, the Bank is well-positioned to continue its strong growth path,” President/CEO Edward Dietzler commented on the quarter. The second quarter resulted in several significant developments for the Bank. We completed the acquisition of Noah Bank which will be immediately accretive to earnings and with no dilution to shareholders. The Noah acquisition fits perfectly with our strategy to be the bank of choice up and down the I-95 corridor. My thanks to our staff, especially the operations and technology teams, that concluded the transition seamlessly. We will continue to look at other opportunities that fit this overall strategy.”

“The quarter also demonstrated the loyalty of our customer base with total deposits, excluding Noah Bank’s deposits, increasing by $88.7 million, a 6.9% increase over the first quarter. Including Noah, deposits gained $280.8 million. The deposit growth did come at a cost due to continuing rate increase headwinds. Cost of funds rose as a result of the increased cash position, but the Bank maintained a respectable 3.95% margin,” said Mr. Dietzler.

As a result of the increase in deposits, balance sheet liquidity increased to $125.1 million in immediately available cash with zero borrowings. The Bank has a sizable loan pipeline in the communities we serve that it anticipates funding in the second half of 2023 supported by the Bank’s strong capital position.

Balance Sheet Review

Total assets were $1.84 billion at June 30, 2023, an increase of $241.2 million, or 15.1% when compared to $1.60 billion at the end of 2022. The primary reason for the increase in total assets was the acquisition of Noah Bank on May 19, 2023, which had approximately $239.4 million in assets at closing. When looking at specific components of the balance sheet, including acquired assets, the Company recorded an increase in net loans of $129.3 million, an increase in cash and cash equivalents of approximately $89.7 million, an increase in its right of use asset of $7.3 million, an increase of $4.9 million due to Noah Bank’s deferred tax assets and an increase in other assets of $2.5 million. The increase in the Company’s net loans consisted of a $149.4 million increase in commercial real estate loans and a $17.2 million increase in commercial and industrial loans, partially offset by a decrease of $33.9 million in construction loans.

Total deposits at June 30, 2023 increased $225.2 million, or 16.7%, when compared to December 31, 2022. The primary reasons for the increase in total deposits were the $192.1 million in deposits acquired from Noah Bank and the $33.1 million increase from existing operations. When comparing deposit products between the two periods, certificates of deposit increased $277.4 million and money market deposits increased $38.2 million. Partially offsetting these increases were decreases in interest-bearing demand deposits of $45.4 million and savings deposits of $38.0 million at June 30, 2023.

Total stockholders’ equity at June 30, 2023 increased $9.3 million or 4.2% when compared to the end of 2022. The increase was primarily due to the $8.8 million increase in retained earnings, consisting of $12.9 million in net income partially offset by $3.8 million of cash dividends recorded during the period. The ratio of equity to total assets at June 30, 2023 and at December 31, 2022, was 12.4% and 13.7%, respectively. The current period ratio decrease was primarily due to the Noah Bank acquisition.

Asset Quality

At June 30, 2023, non-performing assets totaled $9.8 million, an increase of $9.5 million, when compared to the amount at December 31, 2022. This increase was due to the delinquency of a $4.5 million commercial real estate loan after recording a $1.7 million charge-off, as well as $2.9 million of construction loans and $2.5 million of non-performing loans acquired from Noah Bank. The $1.7 million charge-off of the $4.5 million commercial real estate loan’s balance was based on recent third party offers to purchase the note received by the Bank. The property securing this loan is located in New York City. Management took a conservative approach and reduced the loan balance although no formal commitment was executed as of this date.

With the adoption of the Current Expected Credit Losses (“CECL”) method of calculating the allowance for credit losses effective January 1, 2023, performing troubled debt restructurings (“TDRs”) are no longer reported for the current period. At December 31, 2022 there were three loans classified as TDR loans totaling $5.9 million and each of these loans was performing in accordance with the agreed-upon terms.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $15.7 million for the second quarter of 2023, compared to $16.7 million for the first quarter of 2023 and $16.3 million for the second quarter of 2022. The decrease from the previous quarter was the result of an increase in interest expense of $3.4 million, or 86.1%, partially offset by an increase in interest income of $2.4 million. The net interest margin for the second quarter 2023 was 3.95%, decreasing 64 basis points when compared to the first quarter of 2023. This decrease was primarily associated with an increase of 86 basis points in the cost of funds associated with rising interest rates, partially offset by a 16 basis-point increase in yield on loans. When comparing the three-month periods ended June 30, 2023 and 2022, net interest income decreased $626 thousand, which was primarily due to an increase of 171 basis points in the cost of funds, partially offset by an increase of 132 basis points in the yield earned on interest-earning assets. For the six-month period ended June 30, 2023, net interest income of $32.3 million was up slightly compared to net interest income of $32.1 million during the first half of 2022. The increase from the previous six-month period was the result of an increase in interest income of $9.1 million, or 26.3%, partially offset by an increase in interest expense of $8.9 million, or 372.4% as a result of the 425 basis-point increase in federal funds interest rates since mid-June 2022.

The Bank recorded a provision for credit losses of $2.5 million during the three months ended June 30, 2023 and $265 thousand during the first quarter of 2023. The Bank recorded no provision for the three months ended June 30, 2022. The provision of $2.5 million recorded in the current quarter consists of $2.7 million associated with the Company’s loan portfolio offset by a credit to the provision of $250,000 associated with unfunded commitments. Included in the Company’s provision was $1.7 million related to non-purchased credit deteriorated loans resulting from the Noah Bank acquisition. Net charge-offs for the three-month and six-month periods ended June 30, 2023 were $1.8 million for both periods. For the three-month and six-month periods ended June 30, 2022, the Bank recorded net recoveries of $12 thousand and $46 thousand, respectively. With the adoption of the CECL method of calculating the allowance for credit losses on January 1, 2023, the Bank recorded a one-time decrease, net of tax, in retained earnings of $284 thousand, a reduction to the allowance for credit losses of $301 thousand and an increase in the reserve for unfunded liabilities of $695 thousand. During the second quarter of 2023, the Bank reduced the reserve for unfunded liabilities in the amount of $250 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.20% at both June 30, 2023 and at December 31, 2022.

Total non-interest income of $11.6 million for the second quarter of 2023 was a $10.2 million or a 741.7% increase when compared to the first quarter of 2023 and a $10.5 million or 940.0% increase when compared to the quarter ended June 30, 2022. The increase over both quarters was primarily due to the $9.7 million bargain purchase gain recorded in connection with the Noah acquisition completed during the second quarter of 2023. Also contributing to the increase in non-interest income over both comparative periods was an increase in loan fees of $679 thousand and $727 thousand over the first quarter of 2023 and the second quarter of 2022, respectively. For the six-month period ended June 30, 2023, non-interest income increased $10.8 million, or by 499.6%, primarily due to the $9.7 million bargain purchase gain and an increase in loan fees of $1.0 million over the same period in 2022.

Total non-interest expense of $17.8 million for the second quarter of 2023 increased $8.0 million, or 82.3% and $8.4 million, or 88.9%, when compared to the first quarter of 2023 and the quarter ended June 30, 2022, respectively. This increase over both the prior quarter and the second quarter of 2022 was primarily due to the $7.0 million in merger costs associated with the Noah acquisition. Also contributing to the increase in non-interest expense over both comparative periods were increases in salaries and benefits of $377 thousand and $868 thousand and increases in occupancy and equipment costs of $364 thousand and $276 thousand over the first quarter of 2023 and the second quarter of 2022, respectively. When comparing the second quarter of 2023 to the same period in 2022, data processing and communications costs were up $262 thousand and office expenses were up $116 thousand. For the six-month period ended June 30, 2023, non-interest expense was $27.6 million, compared to $18.7 million for the same period in 2022. The increase was primarily due to merger-related expenses of $7.0 million during 2023 as well as increases in salaries and employee benefits of $1.4 million over the same period in 2022.

For the three-month period ended June 30, 2023, the Company recorded an income tax expense of $161 thousand, resulting in an effective tax rate of 2.3%, compared to an income tax expense of $1.9 million resulting in an effective tax rate of 23.8% for the three-month period ended March 31, 2023, and compared to an income tax expense of $1.6 million resulting in an effective tax rate of 20.6% for the three-month period ended June 30, 2022. The effective tax rate for the current period was substantially reduced as a result of the non-taxable bargain purchase gain related to the Noah acquisition. For the six-month period ending June 30, 2023, income tax expense was $2.1 million resulting in an effective tax rate of 13.8% compared to income tax expense of $3.3 million and an effective tax rate of 20.9%.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 22 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Monroe, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge and Sicklerville. There are also five branches in the Philadelphia, Pennsylvania area and three in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation (“FDIC”).

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area, the strength of the United States economy in general and the strength of the local economies in which the Company and the Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; acquisitions including the Company’s acquisition of Noah; difficulties and delays in integrating the businesses of Noah and the Bank or fully realizing cost savings and other benefits; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2022, and in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter-ended March 31, 2023, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,	June 30, 2023 vs December 31, 2022		June 30, 2023 vs June 30, 2022
	2023	2022	2022	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$143,001	$53,351	$46,771	$89,650	168.04%	$96,230	205.75%
Securities available-for-sale taxable	46,634	42,061	46,546	4,573	10.87	88	0.19
Securities available-for-sale tax-exempt	40,538	41,341	41,693	(803)	(1.94)	(1,155)	(2.77)
Securities held-to-maturity	197	201	204	(4)	(1.99)	(7)	(3.43)
Loans receivable, net of deferred loan fees	1,499,691	1,370,368	1,396,223	129,323	9.44	103,468	7.41
Allowance for credit losses	(17,970)	(16,461)	(16,666)	(1,509)	9.17	(1,304)	7.82
Goodwill	8,853	8,853	8,853	—	—	—	—
Core deposit intangible	1,662	1,825	2,093	(163)	(8.93)	(431)	(20.59)
Other real estate owned	33	—	—	33	N/A	33	N/A
Other assets	120,387	100,240	99,422	20,147	20.10	20,965	21.09

TOTAL ASSETS	$1,843,026	$1,601,779	$1,625,139	$241,247	15.06%	$217,887	13.41%

LIABILITIES
Non-interest checking	$258,014	$265,078	$277,836	$(7,064)	(2.66)%	$(19,822)	(7.13)%
Interest checking	224,328	269,737	246,792	(45,409)	(16.83)	(22,464)	(9.10)
Savings	152,695	190,686	222,408	(37,991)	(19.92)	(69,713)	(31.34)
Money market	321,840	283,652	360,426	38,188	13.46	(38,586)	(10.71)
Time deposits over $250,000	142,674	76,150	33,517	66,524	87.36	109,157	325.68
Other time deposits	473,347	262,427	250,069	210,920	80.37	223,278	89.29

Total deposits	1,572,898	1,347,730	1,391,048	225,168	16.71	181,850	13.07
Borrowings	—	10,000	—	(10,000)	(100.00)	—	N/A
Other liabilities	41,229	24,448	22,742	16,781	68.64	18,487	81.29

TOTAL LIABILITIES	1,614,127	1,382,178	1,413,790	231,949	16.78	200,337	14.17

STOCKHOLDERS’ EQUITY
Common stock [1,2]	—	34,547	34,338	(34,547)	(100.00)	(34,338)	(100.00)
Paid-in capital [2]	97,103	81,291	80,883	15,812	19.45	16,220	20.05
Treasury stock [2]	—	(19,452)	(17,832)	19,452	(100.00)	17,832	(100.00)
Retained earnings	140,310	131,488	120,487	8,822	6.71	19,823	16.45
Accumulated other comprehensive income (loss)	(8,514)	(8,273)	(6,527)	(241)	2.91	(1,987)	30.44

TOTAL STOCKHOLDERS’ EQUITY	228,899	219,601	211,349	9,298	4.23	17,550	8.30

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,843,026	$1,601,779	$1,625,139	$241,247	15.06%	$217,887	13.41%

Book value per common share	$36.45	$35.16	$33.74	$1.29	3.67%	$2.71	8.03%
Tangible book value per common share [3]	$34.78	$33.45	$32.00	$1.33	3.98%	$2.78	8.69%

[1]	The common stock of Princeton Bancorp, Inc. has no par value. The par value of the common stock of the Bank was $5.00 per share.
[2]	The balances of common stock and treasury stock were reclassified to paid-in capital effective January 10, 2023, upon formation of Princeton Bancorp, Inc.
[3]	Tangible book value per common share is a non-GAAP measure that represents book value per common share which excludes goodwill and core deposit intangible.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at June 30, 2023 and December 31, 2022 were as follows:

	June 30, 2023	December 31, 2022

	(In thousands)
Commercial real estate	$1,022,954	$873,573
Commercial and industrial	46,022	28,859
Construction	383,615	417,538
Residential first-lien mortgages	40,244	43,125
Home equity / consumer	8,029	9,729

Total loans	1,500,864	1,372,824
Deferred fees and costs	(1,173)	(2,456)
Allowance for credit losses	(17,970)	(16,461)

Loans, net	$1,481,721	$1,353,907

The components of deposits at June 30, 2023 and December 31, 2022 were as follows:

	June 30, 2023	December 31, 2022

	(In thousands)
Demand, non-interest-bearing	$258,014	$265,078
Demand, interest-bearing	224,328	269,737
Savings	152,695	190,686
Money market	321,840	283,652
Time deposits	616,021	338,577

Total deposits	$1,572,898	$1,347,730

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended June 30,
	2023	2022	$ Change	% Change
Interest and dividend income
Loans and fees	$21,517	$16,768	$4,749	28.3%
Available-for-sale debt securities:
Taxable	292	234	58	24.8%
Tax-exempt	284	293	(9)	-3.1%
Held-to-maturity debt securities	2	3	(1)	-33.3%
Other interest and dividend income	919	158	761	481.6%

Total interest and dividends	23,014	17,456	5,558	31.8%

Interest expense
Deposits	7,321	1,169	6,152	526.3%
Borrowing	32	—	32	N/A

Total interest expense	7,353	1,169	6,184	529.0%

Net interest income	15,661	16,287	(626)	-3.8%
Provision for credit losses	2,463	—	2,463	N/A

Net interest income after provision for credit losses	13,198	16,287	(3,089)	-19.0%

Non-interest income
Gain on sale of securities available for sale, net	—	2	(2)	-100.0%
Income from bank-owned life insurance	295	283	12	4.2%
Fees and service charges	464	497	(33)	-6.6%
Loan fees, including prepayment penalties	1,030	303	727	239.9%
Bargain purchase gain	9,696	—	9,696	N/A
Other	80	27	53	196.3%

Total non-interest income	11,565	1,112	10,453	940.0%

Non-interest expense
Salaries and employee benefits	5,776	4,908	868	17.7%
Occupancy and equipment	1,705	1,429	276	19.3%
Professional fees	556	582	(26)	-4.5%
Data processing and communications	1,318	1,056	262	24.8%
Federal deposit insurance	253	275	(22)	-8.0%
Advertising and promotion	126	120	6	5.0%
Office expense	178	62	116	187.1%
Other real estate owned expense	1	2	(1)	-50.0%
Loss on sale of other real estate owned	—	101	(101)	-100.0%
Core deposit intangible	127	145	(18)	-12.4%
Merger-related expenses	7,026	—	7,026	N/A
Other	748	748	0	0.0%

Total non-interest expense	17,814	9,428	8,386	88.9%

Income before income tax expense	6,949	7,971	(1,022)	-12.8%
Income tax expense	161	1,644	(1,483)	-90.2%

Net income	$6,788	$6,327	461	7.3%

Net income per common share - basic	$1.08	$1.00	$0.08	8.0%
Net income per common share - diluted	$1.07	$0.98	$0.09	9.2%

Weighted average shares outstanding - basic	6,270	6,305	(35)	-0.6%
Weighted average shares outstanding - diluted	6,366	6,437	(71)	-1.1%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	$ Change	% Change
Interest and dividend income
Loans and fees	$21,517	$19,894	$1,623	8.2%
Available-for-sale debt securities:
Taxable	292	278	14	5.0%
Tax-exempt	284	284	0	0.0%
Held-to-maturity debt securities	2	3	(1)	-33.3%
Other interest and dividend income	919	153	766	500.7%

Total interest and dividends	23,014	20,612	2,402	11.7%

Interest expense
Deposits	7,321	3,865	3,456	89.4%
Borrowing	32	86	(54)	-62.8%

Total interest expense	7,353	3,951	3,402	86.1%

Net interest income	15,661	16,661	(1,000)	-6.0%
Provision for credit losses	2,463	265	2,198	829.4%

Net interest income after provision for credit losses	13,198	16,396	(3,198)	-19.5%

Non-interest income
Income from bank-owned life insurance	295	290	5	1.7%
Fees and service charges	464	448	16	3.6%
Loan fees, including prepayment penalties	1,030	351	679	193.4%
Bargain purchase gain	9,696	—	9,696	N/A
Other	80	285	(205)	-71.9%

Total non-interest income	11,565	1,374	10,191	741.7%

Non-interest expense
Salaries and employee benefits	5,776	5,399	377	7.0%
Occupancy and equipment	1,705	1,341	364	27.1%
Professional fees	556	465	91	19.6%
Data processing and communications	1,318	1,300	18	1.4%
Federal deposit insurance	253	190	63	33.2%
Advertising and promotion	126	110	16	14.5%
Office expense	178	97	81	83.5%
Other real estate owned expense	1	—	1	N/A
Core deposit intangible	127	135	(8)	-5.9%
Merger-related expenses	7,026	—	7,026	N/A
Other	748	735	13	1.8%

Total non-interest expense	17,814	9,772	8,042	82.3%

Income before income tax expense	6,949	7,998	(1,049)	-13.1%
Income tax expense	161	1,901	(1,740)	-91.5%

Net income	$6,788	$6,097	$691	11.3%

Net income per common share - basic	$1.08	$0.97	$0.11	11.3%
Net income per common share - diluted	$1.07	$0.95	$0.12	12.6%

Weighted average shares outstanding - basic	6,270	6,257	13	0.2%
Weighted average shares outstanding - diluted	6,366	6,386	(20)	-0.3%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2023	2022	$ Change	% Change
Interest and dividend income
Loans and fees	$41,411	$33,260	$8,151	24.5%
Available-for-sale debt securities:
Taxable	570	457	113	24.7%
Tax-exempt	568	596	(28)	-4.7%
Held-to-maturity debt securities	5	6	(1)	-16.7%
Other interest and dividend income	1,072	215	857	398.6%

Total interest and dividends	43,626	34,534	9,092	26.3%

Interest expense
Deposits	11,186	2,393	8,793	367.4%
Borrowings	118	—	118	N/A

Total interest expense	11,304	2,393	8,911	372.4%

Net interest income	32,322	32,141	181	0.6%
Provision for loan losses	2,728	—	2,728	N/A

Net interest income after provision for loan losses	29,594	32,141	(2,547)	-7.9%

Non-Interest income
Gain on sale of securities available-for-sale, net	—	2	(2)	-100.0%
Income from bank-owned life insurance	585	565	20	3.5%
Fees and service charges	912	972	(60)	-6.2%
Loan fees, including prepayment penalties	1,381	398	983	247.0%
Bargain purchase gain	9,696	—	9,696	N/A
Other	365	221	144	65.2%

Total non-interest income	12,939	2,158	10,781	499.6%

Non-interest expense
Salaries and employee benefits	11,175	9,809	1,366	13.9%
Occupancy and equipment	3,046	2,907	139	4.8%
Professional fees	1,021	1,143	(122)	-10.7%
Data processing and communications	2,618	2,091	527	25.2%
Federal deposit insurance	443	539	(96)	-17.8%
Advertising and promotion	236	239	(3)	-1.3%
Office expense	275	116	159	137.1%
Other real estate owned expense	1	11	(10)	-90.9%
Loss on sale of other real estate owned	—	101	(101)	-100.0%
Core deposit intangible	262	299	(37)	-12.4%
Merger-related expenses	7,026	—	7,026	N/A
Other	1,483	1,441	42	2.9%

Total non-interest expense	27,586	18,696	8,890	47.6%

Income before income tax expense	14,947	15,603	(656)	-4.2%
Income tax expense	2,062	3,255	(1,193)	-36.7%

Net income	$12,885	$12,348	$537	4.3%

Net income per common share - basic	$2.06	$1.93	$0.13	6.6%
Net income per common share - diluted	$2.02	$1.89	$0.13	6.9%

Weighted average shares outstanding - basic	6,263	6,385	(122)	-1.9%
Weighted average shares outstanding - diluted	6,376	6,526	(150)	-2.3%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,				Change in Average Balance	Change in Yield/ Rate
	2023		2022
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,432,680	6.02%	$1,391,937	4.85%	$40,743	1.18%
Securities
Taxable available-for-sale	44,669	2.63%	48,590	1.93%	(3,921)	0.70%
Tax-exempt available-for-sale	41,187	2.76%	43,742	2.68%	(2,555)	0.08%
Held-to-maturity	198	5.28%	205	5.29%	(7)	-0.01%

Securities	86,054	2.69%	92,537	2.29%	(6,483)	0.40%

Other interest earning assets
Federal funds sold	65,383	5.16%	72,786	0.78%	(7,403)	4.38%
Other interest-earning assets	5,691	5.31%	1,307	5.14%	4,384	0.17%

Other interest-earning assets	71,074	5.17%	74,093	0.86%	(3,019)	4.32%

Total interest-earning assets	1,589,808	5.81%	1,558,567	4.49%	31,241	1.32%
Total non-earning assets	110,384		107,194

Total assets	$1,700,192		$1,665,761

Interest-bearing liabilities
Checking	$242,667	1.38%	$273,114	0.26%	$(30,447)	1.12%
Savings	158,937	1.73%	230,493	0.24%	(71,556)	1.49%
Money market	285,021	2.97%	368,704	0.29%	(83,683)	2.68%
Certificates of deposit	516,252	2.87%	277,621	0.86%	238,631	2.01%

Total interest-bearing deposits	1,202,877	2.44%	1,149,932	0.41%	52,945	2.03%
Non-interest bearing deposits	235,423		278,963		(43,540)

Total deposits	1,438,300	2.04%	1,428,895	0.33%	9,405	1.71%
Borrowings	2,482	5.08%			2,482	5.08%

Total interest-bearing liabilities (excluding non interest deposits)	1,205,359	2.45%	1,149,932	0.41%	55,427	2.04%
Non-interest-bearing deposits	235,423		278,963

Total cost of funds	1,440,782	2.04%	1,428,895	0.33%	11,887	1.71%
Accrued expenses and other liabilities	32,232		23,534
Stockholders’ equity	227,178		213,332

Total liabilities and stockholders’ equity	$1,700,192		$1,665,761

Net interest spread		3.36%		4.08%
Net interest margin		3.95%		4.19%
Net interest margin (FTE)[1]		3.99%		4.24%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended				Change in Average Balance	Change in Yield/ Rate
	June 30, 2023		March 31, 2023
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,432,680	6.02%	$1,375,849	5.86%	$56,831	0.16%
Securities
Taxable available-for-sale	44,669	2.63%	42,235	2.66%	2,434	-0.04%
Tax-exempt available-for-sale	41,187	2.76%	41,634	2.77%	(447)	-0.02%
Held-to-maturity	198	5.28%	200	5.36%	(2)	-0.07%

Securities	86,054	2.69%	84,069	2.72%	1,985	-0.03%

Other interest earning assets
Federal funds sold	65,383	5.16%	8,454	4.56%	56,929	0.61%
Other interest-earning assets	5,691	5.31%	5,001	4.77%	690	0.53%

Other interest-earning assets	71,074	5.17%	13,455	4.64%	57,619	0.54%

Total interest-earning assets	1,589,808	5.81%	1,473,373	5.67%	116,435	0.13%
Total non-earning assets	110,384		109,354

Total assets	$1,700,192		$1,582,727

Interest-bearing liabilities
Checking	$242,667	1.38%	$264,507	0.84%	$(21,840)	0.54%
Savings	158,937	1.73%	182,763	0.92%	(23,826)	0.80%
Money market	285,021	2.97%	268,814	1.75%	16,207	1.23%
Certificates of deposit	516,252	2.87%	364,470	1.94%	151,782	0.93%

Total interest-bearing deposits	1,202,877	2.44%	1,080,554	1.45%	122,323	0.99%
Non-interest bearing deposits	235,423		242,814		(7,391)

Total deposits	1,438,300	2.04%	1,323,368	1.18%	114,932	0.86%
Borrowings	2,482	5.08%	6,993	4.99%	(4,511)	0.10%

Total interest-bearing liabilities (excluding non interest deposits)	1,205,359	2.45%	1,087,547	1.47%	117,812	0.97%
Non-interest-bearing deposits	235,423		242,814

Total cost of funds	1,440,782	2.04%	1,330,361	1.18%	110,421	0.86%
Accrued expenses and other liabilities	32,232		28,587
Stockholders’ equity	227,178		223,779

Total liabilities and stockholders’ equity	$1,700,192		$1,582,727

Net interest spread		3.36%		4.20%
Net interest margin		3.95%		4.59%
Net interest margin (FTE)[1]		3.99%		4.66%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,				Change in Average Balance	Change in Yield/ Rate
	2023		2022
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,404,421	5.95%	$1,369,460	4.90%	$34,961	1.05%
Securities
Taxable available-for-sale	43,458	2.63%	50,396	1.83%	(6,938)	0.80%
Tax-exempt available-for-sale	41,409	2.75%	46,160	2.60%	(4,751)	0.15%
Held-to-maturity	199	5.28%	206	5.32%	(7)	-0.04%

Securities	85,067	2.69%	96,762	2.25%	(11,695)	0.44%

Other interest earning assets
Federal funds sold	37,076	5.09%	97,642	0.38%	(60,566)	4.71%
Other interest-earning assets	5,348	5.06%	1,330	4.51%	4,018	0.55%

Other interest-earning assets	42,424	5.09%	98,972	0.44%	(56,548)	4.65%

Total interest-earning assets	1,531,912	5.74%	1,565,194	4.45%	(33,282)	1.29%
Total non-earning assets	126,444		94,643

Total assets	$1,658,356		$1,659,837

Interest-bearing liabilities
Checking	$253,527	1.10%	$265,588	0.25%	$(12,061)	0.85%
Savings	170,785	1.30%	231,310	0.24%	(60,525)	1.06%
Money market	276,962	2.38%	372,575	0.28%	(95,613)	2.10%
Certificates of deposit	440,780	2.48%	284,118	0.92%	156,662	1.56%

Total interest-bearing deposits	1,142,053	1.98%	1,153,591	0.42%	(11,538)	1.56%
Non-interest bearing deposits	239,098		278,269

Total deposits	1,381,152	1.63%	1,431,860	0.34%	(50,708)	1.29%
Borrowings	4,725	5.01%	—	0.00%	4,725	5.01%

Total interest-bearing liabilities (excluding non interest deposits)	1,146,779	1.99%	1,153,591	0.42%	(6,812)	1.57%
Non-interest-bearing deposits	239,098		278,269

Total cost of funds	1,385,877	1.63%	1,431,860	0.34%	(45,983)	1.29%
Accrued expenses and other liabilities	46,991		15,565
Stockholders’ equity	225,488		212,412

Total liabilities and stockholders’ equity	$1,658,356		$1,659,837

Net interest spread		3.76%		4.03%
Net interest margin		4.25%		4.14%
Net interest margin (FTE)[1]		4.35%		4.20%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2023 June	2023 March	2022 December	2022 September	2022 June
Return on average assets	1.60%	1.56%	1.76%	1.70%	1.52%
Return on average equity	11.98%	11.05%	13.20%	12.91%	11.90%
Return on average tangible equity[1]	12.57%	11.60%	13.89%	13.59%	12.54%
Net interest margin	3.95%	4.59%	4.82%	4.64%	4.19%
Net interest margin (FTE)[2]	3.99%	4.66%	4.89%	4.71%	4.24%
Efficiency ratio - non-GAAP[3]	60.82%	53.43%	49.56%	51.49%	53.36%

COMMON STOCK DATA
Market value at period end	$27.32	$31.72	$31.72	$28.35	$27.46
Market range:
High	$33.00	$37.18	$32.80	$29.95	$30.55
Low	$24.09	$31.18	$28.57	$27.16	$26.57
Book value per common share at period end	$36.45	$35.98	$35.16	$34.00	$33.74
Tangible book value per common share at period end[4]	$34.78	$34.29	$33.45	$32.27	$32.00
Shares of common stock outstanding (in thousands)	6,279	6,262	6,245	6,251	6,263

CAPITAL RATIOS
Total capital (to risk-weighted assets)	14.57%	15.43%	15.12%	14.71%	14.13%
Tier 1 capital (to risk-weighted assets)	13.50%	14.36%	14.06%	13.63%	13.08%
Tier 1 capital (to average assets)	13.43%	14.00%	13.47%	13.10%	12.46%
Period-end equity to assets	12.42%	14.21%	13.71%	13.26%	13.00%
Period-end tangible equity to tangible assets	11.92%	13.64%	13.13%	12.67%	12.42%

CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$1,842	$(3)	$406	$200	$(12)
Annualized net charge-offs (recoveries) to average loans	0.514%	-0.001%	0.118%	0.058%	-0.003%

Nonperforming loans	$9,753	$6,456	$266	$370	$402
Other real estate owned	33	—	—	—	—

Total nonperforming assets and accruing	$9,786	$6,456	$266	$370	$402

Allowance for credit losses as a percent of:
Period-end loans	1.20%	1.19%	1.20%	1.21%	1.19%
Nonaccrual loans	184.25%	255.68%	6188.35%	2286.15%	1727.05%
Nonperforming assets	183.63%	255.68%	6188.35%	2286.15%	1727.05%

Nonaccrual loans as a percent of total loans	0.65%	0.46%	0.45%	0.48%	0.50%

[1]	Return on average tangible equity is a non-GAAP measure that represents the rate of return on tangible common equity.
[2]	Includes the effect of tax-exempt securities and loans.
[3]

The efficiency ratio is a non-GAAP measure that represents the ratio of non-interest expense (excluding amortization of core deposit intangible and merger-) related expenses) divided by net interest income and non-interest income (excluding bargain purchase gain).

[4]	Tangible book value per common share is a non-GAAP measure that represents book value per common share which excludes goodwill and core deposit intangible.

Princeton Bancorp, Inc.

Reconciliation of Non-GAAP Net Income to GAAP Net Income

	At or For the Three Months Ended June 30,			At or For the Six Months Ended June 30,
	Actual	Noah[1]	Core	Actual	Noah[1]	Core

	(Dollars in thousands, except per share data)
Net interest income	$15,661	$—	$15,661	$32,322	$—	$32,322
Provision for credit loss	2,463	1,721	742	2,728	1,721	1,007

Net interest income after provision	13,198	(1,721)	14,919	29,594	(1,721)	31,315
Non-interest income	11,565	9,696	1,869	12,939	9,696	3,243
Non-interest expense	17,814	7,026	10,788	27,586	7,026	20,560

Income before income taxes	6,949	949	6,000	14,947	949	13,998

Income taxes	161	(1,265)	1,426	2,062	(1,265)	3,327

Net income	$6,788	$2,214	$4,574	$12,885	$2,214	$10,671

Earnings per common share - basic	$1.08		$0.73	$2.06		$1.70
Earnings per common share - diluted	$1.07		$0.72	$2.02		$1.67

[1]	Reflects the impact to net income resulting from the acquisition of Noah Bank completed during the quarter.